Exhibit 99.1

Polar Power Announces Preliminary 2024 Third Quarter Financial Results:

Expected Net Sales of $4.7 - $5.2 Million and Gross Margin of 26%-32%

GARDENA, CA, Oct. 29, 2024 (GLOBE NEWSWIRE) — Polar Power, Inc. (“Polar Power” or the “Company”) (NASDAQ: POLA), a global provider of prime, backup, and solar hybrid power solutions, today announces preliminary third quarter net sales between $4.7 million and $5.2 million, representing growth of 147% to 174%, gross margin in the range of 26% to 32%, and breakeven net earnings.

● Recovering net sales benefitting from strength across both diesel- and natural gas-powered product lines, with new customers accounting for 18% and 12% of total sales, respectively

● Substantial year-over-year improvement in gross margin attributable to higher revenues, lower labor costs and improved factory overhead absorption

● Substantial improvement in net income from operations attributed to a combination of higher sales, improved gross margins, reduced R&D expenditures and lower general and administrative costs

Arthur Sams, CEO of Polar Power, commented, “We expect to report third quarter results that will reflect another solid quarter of year-over-year top- and bottom-line improvements, with sales of about $5 million and gross margins that are recovering and tracking towards our long-term target. Investments made in our newly implemented ERP system and other initiatives have resulted in both continued diversification of our customer base and more efficient business processes, which have enabled inventory optimization, reduction of certain R&D costs and faster reaction time to meet evolving needs in our core telecom sector and beyond. We have made very good progress in the past twelve months, and there remain plenty of opportunities for us to take advantage of and generate sustainably profitable growth for our shareholders.”

Polar Power expects to file its quarterly report on form 10-Q and announce its third quarter results on or before November 14, 2024.

About Polar Power, Inc.

Polar Power (NASDAQ: POLA), an innovative provider of DC advanced power and cooling systems across diverse industrial applications, is pioneering technological changes that radically change the production, consumption, and environmental impact of power generation. Its product portfolio, known for innovation, durability, and efficiency, presently includes standard products for telecom, military, renewable energy, marine, automotive, residential, commercial, oil field and mining applications. Polar’s systems can be configured to operate on any energy source including photovoltaics, diesel, LPG (propane and butane), and renewable fuels.

The Company’s telecom power solutions offer significant cost savings with installation, permitting, site leases, and operation. Its military solutions provide compact, lightweight, fuel efficient, reliable power solutions for robotics, drone, communications, hybrid propulsion, and other applications.

The Company’s mobile rapid battery charging technology enables on-demand roadside charging for electric vehicles. Its combined heat and power (CHP) residential systems offer innovative vehicle charging and integrated home power systems via natural gas or propane feedstocks, optimizing performance and system costs.

The Company’s micro / nano grid solutions provide lower cost energy in “bad-grid or no-grid” environments. Its commitment to technological advancement extends to hybrid propulsion systems for marine and specialty vehicles, ensuring efficiency, comfort, reliability, and cost savings.

For more information, please visit www.polarpower.com. or follow us on www.linkedin.com/company/polar-power-inc/.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements regarding Polar Power and its business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this press release reflect the good faith judgment of the Company’s management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this press release, and other risks, including, but not limited to, those described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and submissions with the SEC. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

This press release contains market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although the Company believes these sources are reliable, it does not guarantee the accuracy or completeness of this information and it has not independently verified this information. Although the Company is not aware of any misstatements regarding the market and industry data presented in this press release, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” in its filings and other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

Investor Relations Contact:

At CORE IR

Peter Seltzberg, SVP Investor Relations and Corporate Advisory

peters@coreir.com

At Polar Power Inc.

IR@PolarPowerinc.com